UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2008

Mod Hospitality, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification

11710 Old Georgetown Road, Suite 808 North Bethesda, MD 20852
(Address of principal executive offices, including zip code)

301/230-9874
(Registrant's telephone number, including area code)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

Appointment of New Independent Accountant

On July 9, 2008, Mod Hospitality, Inc. f/k/a PSPP Holdings, Inc. (hereinafter referred to as the “Company”) engaged Conner & Associates, PC (“Conner”), as the Company’s independent public accountants. Conner has been engaged to review the Company’s unaudited financial statements for interim periods, commencing with the quarter ended June 30, 2008, and to perform an audit of the Company and to prepare and report on the financial statements for the fiscal year ended December 31, 2008. Prior to such date, including the past two (2) fiscal years and the subsequent interim period through the date of engagement (July 9, 2008), neither the Company nor anyone on its behalf has consulted with Conner regarding (i) the application of accounting principles to a specified transaction, either contemplated or proposed; or (ii) the type of audit opinion that might be rendered, and neither a written report was provided to the Company nor oral advice was provided that Conner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Neither the Company nor anyone on its behalf consulted Conner regarding any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) and the related instructions to Item 304) or a reportable event (as described in Item 304(a)(1)(v)) that shall be disclosed as required by 304(a)(2)(ii) of the Regulation S-K.

The decision to change the Company’s accountants was approved by the Board of Directors of the Company on July 9, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits -

16.1 Letter, dated June 3, 2009 from Conner & Associates, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 3, 2009

MOD HOSPITALITY, INC. f/k/a PSPP HOLDINGS, INC.

By:	/s/ Frederic Richardson
Name: Frederic Richardson
Title: Chief Executive Officer

By:	/s/ Sarah Jackson, CPA
Name: Sarah Jackson, CPA
Title: Chief Financial Officer